Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-3 Nos. 333-286398, 333-286397, 333-278393, and 333-282036) of LENZ Therapeutics, Inc.,
(2)Registration Statement (Form S-8 No. 333-285926) pertaining to the LENZ Therapeutics, Inc. 2024 Equity Incentive Plan and LENZ Therapeutics, Inc. 2024 Employee Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-279572) pertaining to the LENZ Therapeutics, Inc. 2024 Equity Incentive Plan, LENZ Therapeutics, Inc. 2024 Employee Stock Purchase Plan, and LENZ Therapeutics Operations, Inc. 2020 Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-257486) pertaining to the Graphite Bio, Inc. 2020 Stock Option and Grant Plan, Graphite Bio, Inc. 2021 Stock Option and Incentive Plan, and Graphite Bio, Inc. 2021 Employee Stock Purchase Plan, and
(5)Registration Statements (Form S-8 Nos. 333-263747 and 333-270694) pertaining to the Graphite Bio, Inc. 2021 Stock Option and Incentive Plan and Graphite Bio, Inc. 2021 Employee Stock Purchase Plan;
of our report dated March 24, 2026, with respect to the consolidated financial statements of LENZ Therapeutics, Inc. included in this Annual Report (Form 10-K) of LENZ Therapeutics, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
San Diego, California
March 24, 2026